CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 28, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 annual report to shareholders of Masters' Select Funds Trust which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "General Information" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, NY
June 22, 2000